                                                                Exhibit 2.3


                            STOCKHOLDERS' AGREEMENT
                            -----------------------


          This STOCKHOLDERS' AGREEMENT, dated as of __________, 1997 is among ELCOTEL, INC., a Delaware corporation (the "Company"); WEXFORD PARTNERS FUND, L.P., a Delaware limited partnership ("Wexford"); and FUNDAMENTAL MANAGEMENT CORPORATION, a Florida corporation ("Fundamental", together with Wexford, the "Stockholders").


                              W I T N E S S E T H:

          WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of August __, 1997 (the "Merger Agreement") among the Company, Technology Services Group, Inc. ("TSG") and Elcotel Hospitality Service, Inc. ("Merger Subsidiary") pursuant to which Merger Subsidiary is merging (the "Merger") with and into TSG, and as a result the stockholders of TSG will receive shares (the "Merger Shares") of the Company's common stock, par value $.01 per share (the "Common Stock");

          WHEREAS, Fundamental is the owner of approximately ______ percent of the outstanding Common Stock of the Company immediately prior to the Merger;

                                 WHEREAS, as a result of the consummation of the
Merger, Wexford is receiving ___ shares of Common Stock;

          WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the transactions contemplated by the Merger Agreement and is an inducement therefor;

          WHEREAS, the Stockholders desire to enter into certain arrangements with respect to the disposition of their shares of Common Stock and to define certain rights, duties and obligations of such parties.

          NOW THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:

          1.  Transfers Restricted.  (a)  Neither Stockholder shall sell,
              --------------------
assign, transfer, mortgage, pledge, hypothecate or in any way dispose of or encumber any legal or beneficial interest (collectively, "Transfer" or a "Transfer") in any or all of the Capital Stock now or hereafter owned by such Stockholder, whether for consideration or otherwise, except in accordance with the provisions of this Agreement. For purposes of this Agreement, "Capital Stock" shall mean any and all Common Stock of the Company, any and all securities of the Company issued as a dividend on or in exchange for such Common Stock and any and all warrants, options, convertible securities or other rights to purchase or acquire any of the foregoing.

          (b) Any purported Transfer of Capital Stock by a Stockholder which is not permitted by the provisions of this Agreement, or which is in violation of such provisions, shall be void and of no force or effect whatsoever. The Company or its transfer agent shall not recognize or give effect to any such proposed Transfer and shall be entitled to issue, or to cause to be issued, stop transfer instructions with respect to any proposed Transfer that violates the provisions of this Agreement.

          2.  Prohibitions on Transfers.  (a)  Each of the Stockholders agrees
              -------------------------
that it will not Transfer any of the Capital Stock owned by it during the six month period beginning on the effective date of the Merger; except that Fundamental may sell Capital Stock not to exceed 75,000 shares and Wexford may sell Capital Stock not to exceed 125,000 shares (i) during the three month period beginning on the day after the effective date of the Merger and (ii) during the three month period beginning on the three month anniversary of the effective date of the Merger.

              (b) After such six month anniversary of the effective date of the Merger, the Stockholders may Transfer shares of Capital Stock owned by them in accordance with applicable law; provided that the Stockholder Transferring such
                                --------
shares complies with the provisions of Section 3 or Section 4.

          3.  Tag Along Rights.  If any Stockholder proposes to sell any shares
              ----------------
of Capital Stock otherwise permitted to be sold pursuant to the terms of this Agreement, but excluding (i) sales to a Related Transferee of such Stockholder or to A.T.T. IV, N.V. in accordance with Section 4 or (ii) any sale in which all of the Stockholders agree and are permitted to participate, then such Stockholder shall offer (the "Participation Offer") to include in the proposed sale a number of shares of Capital Stock designated by any of the other Stockholders, not to exceed, in respect of any such other Stockholder, the number of shares equal to the product of (A) the aggregate number of shares of Capital Stock to be sold by such Stockholder to the proposed transferee(s) and
(B) a fraction the numerator of which is equal to the number of shares of Capital Stock owned by such other Stockholder and the denominator of which is equal to the number of shares of Capital Stock held by all Stockholders; provided that if the consideration to be received by such Stockholder includes
--------
any securities subject to Section 5 of the Securities Act of 1933 (or any successor statute) (the "Securities Act"), only Stockholders who are permitted by the Securities Act to purchase such securities shall be entitled to include their shares of Capital Stock in such sale. The Stockholder making the Participation Offer (the "Offering Stockholder") shall give written notice to each other Stockholder of the Participation Offer (the "Tag-Along Notice") at least 15 days prior to the proposed sale. The Tag-Along Notice shall specify the proposed transferee(s), the number of shares of Capital Stock to be sold to such transferee(s), the amount and type of consideration to be received therefor, and the place and date on which the sale is to be consummated. Each other Stockholder who wishes to include shares of Capital Stock in the proposed sale in accordance with the terms of this Section 3 shall so notify the Offering Stockholder not more than 10 days after the date of the Tag-Along Notice. The Participation

Offer shall be conditioned upon consummation of the sale of shares of Capital Stock pursuant to the transactions contemplated in the Tag-Along Notice. If any Stockholder shall have accepted the Participation Offer, the Offering Stockholder shall reduce to the extent necessary the amount of Capital Stock it otherwise would have sold in the proposed sale so as to permit the other Stockholders who have accepted the Participation Offer to sell the number of shares that they are entitled to sell under this Section 3, and the Offering Stockholder and such other Stockholders shall sell the number of shares specified in the Participation Offer in accordance with the terms of such sale set forth in the Tag-Along Notice.

          4.  Exempt Transfers.  Notwithstanding anything in this Agreement to
              ----------------
the contrary, (a) Wexford may sell to A.T.T. IV, N.V. up to 150,000 shares (subject to adjustment) of Capital Stock pursuant to the Amended and Restated Option Agreement of even date herewith, and (b) each Stockholder that is not a natural person may sell any or all of its Capital Stock to any entity or person affiliated with, controlled by, or under common control with such Stockholder, in each case without the consent of the other Stockholder or the Company and without being required to first offer such Capital Stock to any Stockholder or the Company. Any such transferee of a Stockholder (other than A.T.T. IV, N.V. under clause (a) hereof) is referred to herein as a "Related Transferee." If any Stockholder transfers any of the Capital Stock held by it to a Related Transferee (or if any Related Transferee subsequently transfers or re-transfers any of such Capital Stock to another Related Transferee of such Stockholder), such Related Transferee shall receive and hold the Capital Stock so transferred subject to the provisions of this Agreement, including, without limitation, the obligations hereunder of the Stockholder who originally transferred such Capital Stock, as though such Capital Stock were still owned by such holder and the Related Transferee shall be deemed a Stockholder for purposes of this Agreement. It shall be a condition precedent to any Transfer permitted by this Section 4 that the Related Transferee shall execute and deliver to each party hereto an agreement acknowledging that all Capital Stock transferred or to be transferred to such Related Transferee is and shall be subject to this Agreement and no Transfer by any Stockholder (or by any of such holder's Related Transferees) under Section 4 shall release such Stockholder from any of such holder's obligations or liabilities hereunder that occurred prior to the date of such transfer.

          5.  Stockholder Breaches of Sections 2 or 3. If either Stockholder
              ---------------------------------------
breaches its obligations with respect to the Transfer of shares of Capital Stock or giving notice with respect thereto under the provisions of Section 2 or
Section 3 of this Agreement, the non-breaching Stockholder shall have the right for a period of 1 year after such Stockholder becomes aware of any such breach to require the breaching Stockholder to purchase for cash from the nonbreaching Stockholder all or a portion of that number of its shares of Capital Stock equal to the number of shares of Capital Stock which were Transferred by the breaching Stockholder in violation of such Section 2 or 3 at a price per share of Capital Stock equal to (i) the price per share the breaching Stockholder received as consideration for the shares of Capital Stock Transferred by the breaching Stockholder in violation of such Section 2 or 3 plus (ii) interest at an annual rate of 15% compounded quarterly on the amount payable pursuant to the foregoing clause (i) from the date of the breach until final payment is received by the non-breaching Stockholder.

          6.  Representations and Warranties.
              ------------------------------

              (a) Each of the Stockholders (as to such Stockholder only) represents and warrants to the Company and the other Stockholders that:

                   (i) such Stockholder has full power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery, and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action;

                   (ii) this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes the binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms; and

                   (iii) the execution, delivery, and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (A) violate any provision of law, statute, rule, or regulation to which it is subject,
          (B) violate any order, judgment, or decree applicable to it, or (C) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation or by-laws, certificate of limited partnership or partnership agreement, as applicable, or any agreement or other instrument to which such Stockholder is a party or by which such Stockholder is bound, other than any such violation, conflict or breach the occurrence of which would not have a material adverse effect on the ability of such Stockholder to perform this Agreement.

              (b) The Company hereby represents and warrants to each Stockholder that:

                   (i) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, it has full corporate power and authority under its certificate of incorporation to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery, and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action;

                   (ii) this Agreement has been duly and validly executed and delivered by the Company and constitutes the binding obligation thereof enforceable against the Company in accordance with its terms; and

                   (iii) the execution, delivery, and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (A) violate any provision of law, statute, rule, or regulation to which the Company is subject, (B) violate any order, judgment, or decree applicable to the Company, or
          (C) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation or by-laws or any agreement or other instrument to which the Company is a party or by which it is bound, other than any such violation, conflict or breach the occurrence of which would not have a material adverse effect on the ability of the Company to perform this Agreement.

          7.  Term.  This Agreement shall terminate as follows:
              ----

              (a) Upon the unanimous agreement of all Stockholders and the Company.

              (b)   Upon the happening of any of the following events:

                    (i) A trustee or receiver is appointed for the Company or for the major part of its property and is not discharged within 30 days after such appointment;

                    (ii) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted against the Company, are consented to by the Company or are not dismissed within 60 days after such institution;

                    (iii) The Company shall be merged with or into another company and the stockholders of the Company immediately prior to such merger do not own after such merger substantially all of the capital stock of the Company or the surviving entity of such merger in substantially the same proportions or whose shares of capital stock shall not be listed on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System (the "NASDAQ System"); or

                    (iv) At such time as a Stockholder and its Related Transferees collectively own less than 5% of the outstanding Common Stock of the Company (in which event this Agreement shall continue to be binding upon the Company and the other Stockholders until such time as termination hereof otherwise occurs), provided that such Stockholder and Related Transferees'
                   --------
registration rights pursuant to Section 9 hereof shall only terminate upon the Stockholder and Related Transferees owning no outstanding Common Stock of the Company.

              (c) In any event, not later than five (5) years from the date of this Agreement.

          8.  Voting of Capital Stock.  During the period ending immediately
              -----------------------
after the second annual meeting of stockholders of the Company which occurs after the meeting at which the Merger was approved, each of the Stockholders agrees that it will vote (or cause to be voted) its shares of Capital Stock in favor of any nominees for director nominated by the incumbent Board of Directors of the Company.

          9.  Registration Rights.  Stockholders and their Related Transferees
              -------------------
and Acor S.A. shall have the registration rights set forth in Exhibit A hereto. The parties hereto acknowledge and agree that Acor S.A. is a third party beneficiary of such registration rights and shall have full power and authority to enforce such rights as if it had been a party executing this Agreement.

          10. Specific Performance.  The Stockholders and the Company recognize
              --------------------
that the obligations imposed on them in this Agreement are special, unique, and of extraordinary character, and that in the event of breach by any party, damages may be an insufficient remedy. Consequently, it is agreed that the Stockholders and the Company may have specific performance and injunctive relief (in addition to damages) as a remedy for the enforcement hereof, without proving damages.

          11. Notices.  Any and all notices, designations, consents, offers,
              -------
acceptances, or other communications provided for herein (each a "Notice") shall be given in writing by overnight courier, telegram, or telecopy (with receipt confirmed) which shall be addressed, or sent, to the respective addresses as follows (or such other address or telecopier number as the Company or any Stockholder may specify to the Company and all other Stockholders by notice):


                      To the Company, at

                      Elcotel, Inc.
                      6428 Parkland Drive
                      Sarasota, Florida  34243
                      Attention:  President
                      Telecopier:  (941) 751-4716

                      With a  copy to

                      Larry P. Laubach, Esquire
                      Schnader, Harrison, Segal & Lewis llp
                      1600 Market Street, Suite 3600
                      Philadelphia, PA  19103
                      Telecopier:  (215) 972-7378

                      If to Wexford, at

                      Wexford Partners Fund, L.P.
                      411 W. Putnam Avenue, Suite 125
                      Greenwich, CT  06830
                      Attention:  Mark Plaumann
                      Telecopier:  (203) 862-7313

                      If to Fundamental, at

                      Fundamental Management Corporation
                      4000 Hollywood Boulevard, Suite 610N
                      Hollywood, Florida  33021
                      Attention:  C. Shelton James
                      Telecopier:  (954) 961-5153

All notices shall be deemed effective and received (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified above and receipt thereof is confirmed; (b) if given by overnight courier, on the business day immediately following the day on which such notice is delivered to a reputable overnight courier service; or (c) if given by telegram, when such notice is delivered at the address specified above. No Stockholder shall be entitled to receive a notice hereunder (or a copy of a notice delivered to the Company) if, at the time such notice is to be sent, such Stockholder (including its Affiliates and the employees of such Stockholder and its Affiliates) no longer owns any shares of Common Stock.

          12. Modification, Amendment and Waiver.  No modification, amendment or
              ----------------------------------
waiver of any provision of this Agreement shall be effective unless approved in writing by each of the parties hereto. The failure of any party at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the rights of the party thereafter to enforce the provisions of this Agreement in accordance with its terms.

          13. Arbitration.  Any and all disputes arising out of, under, in
              -----------
connection with, or relating to this Agreement (including, without limitation, valuation disputes) shall be finally settled by arbitration in the City of New York, or in such other place as the parties hereto agree, in accordance with the rules then in effect of the American Arbitration Association. The board of arbitrators shall be composed of three arbitrators, each being qualified to make evaluations of the kind under dispute. Each of the parties to such arbitration shall appoint one arbitrator and the two arbitrators so appointed shall appoint the third arbitrator within thirty days after their appointment. If either party fails to appoint its arbitrator within fifteen days after written request by the other party, the other party may request the President of the American Arbitration Association to make such appointment within fifteen days after such request to the President. The arbitration award shall be final and binding on the parties and may include costs, including attorneys' fees. Any arbitration award may be enforced in any court having jurisdiction over the party against which enforcement is sought.

          14. Entire Agreement.  This document embodies the entire agreement and
              ----------------
understanding between and among the parties hereto with respect to the subject matter hereof, and supersedes and preempts any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related to the subject matter hereof.

          15. Successors and Assigns.  This Agreement will bind and inure to the
              ----------------------
benefit of and be enforceable by the parties and their respective permitted successors and assigns. This Agreement may not be assigned by any party hereto without the prior written consent of all parties hereto.

          16. Counterparts.  This Agreement may be executed in separate
              ------------
counterparts, each of which will be an original and all of which taken together will constitute one and the same agreement.

          17. Applicable Law.  All questions concerning this Agreement will be
              --------------
governed by and interpreted in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

              IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


ELCOTEL, INC.                               WEXFORD PARTNERS FUND L.P.


By:                                         By:
   -------------------------------             -------------------------------
   Name:                                       Name:
   Title:                                      Title:


FUNDAMENTAL MANAGEMENT CORPORATION


By:
   ------------------------------
   Name:
   Title:

                                   EXHIBIT A

                              REGISTRATION RIGHTS


          1.  Definitions.  Except as otherwise set forth below, terms defined
              -----------
in the Stockholders Agreement of which this Exhibit is a part are used herein as therein defined.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
          ------------

          "Holder" means any Stockholder, Related Transferee or Acor, S.A. who
          ------
holds Registrable Securities.

          "Indemnified Party" has the meaning set forth in Section 5(c) below.
          -----------------

          "Indemnifying Party" has the meaning set forth in Section 5(c) below.
          ------------------

          "Person" (or "Persons" as the context may require) means an
          ------
individual, a corporation, a partnership, a limited liability partnership, a limited liability company, a firm, a joint venture, an association, a trust, or an unincorporated organization.

          "Registrable Securities" means the Common Stock issued to Wexford
          ----------------------
pursuant to the Merger, any other Common Stock beneficially owned by Wexford, any Common Stock beneficially owned by Fundamental, any Common Stock beneficially owned by Acor, S.A. and any other securities issuable with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided that
                --------

          (1) any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has been declared effective by the SEC and it has been disposed of pursuant to such effective registration statement or (b) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met; and

          (2) Registrable Securities shall only include such Registrable Securities which any Holder could not otherwise sell pursuant to Rule 144 under the Securities Act without restriction as a result of volume limitations, whether under subsection (k) of Rule 144 or otherwise.

          "Registration Expenses" has the meaning set forth in Section 4 below.
           ---------------------

          "SEC" means the United States Securities and Exchange Commission.
           ---

          2.   Registration.  The Company shall file with the SEC within forty-
               ------------
five (45) days after the effective date of the Merger, a "shelf" registration statement on Form S-3 or other appropriate available Form, covering the Registrable Securities owned by the Holders and shall use its reasonable best efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing.

          3.   Registration Procedures.  The Company will:
               -----------------------

               (a) before filing the registration statement or prospectus or any amendments or supplements thereto, furnish to all Holders and to one counsel selected by the Holders, copies of all such documents proposed to be filed, which document will be subject to the review of and comment by such counsel;

               (b) prepare and promptly file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period (except as provided in the last paragraph of this Section 3) of not less than 360 consecutive days or, if shorter, the period terminating when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable);

               (c) furnish to each Holder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto) and the prospectus included in such registration statement as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

               (d) notify the Holders promptly, (i) when the registration statement or any post-effective amendment has become effective under the Securities Act and applicable state law, (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the registration statement or related prospectus or for additional information,
(iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event which makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (e) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction;

               (f) use its reasonable best efforts to register or qualify such Registrable Securities as promptly as practicable under such other securities or blue sky laws of such jurisdictions as any Holder reasonably (in light of the intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided, that the Company will not be required to (i)
                      --------
qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (f), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

               (g) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or quoted on any inter-dealer quotation system on which similar securities issued by the Company are then quoted;

               (l) if any event contemplated by Section 3(d)(v) above shall occur, as promptly as practicable prepare a supplement or amendment or post-effective amendment to such registration statement or the related prospectus or any document incorporated therein by reference or promptly file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          The Company may require each Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required in connection with such registration. Notwithstanding anything herein to the contrary, the Company shall have the right to exclude from any offering the Registrable Securities of any Holder who does not comply with the provisions of the immediately preceding sentence.

          Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(d)(v) hereof, such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(d)(v) hereof, and, if so directed by the Company, such Holder shall deliver to the Company all copies, other than permanent file copies, then in such Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 3(b) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3(d)(v) hereof to the date when the Company shall make available to the Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 3(d)(v) hereof.

          4.   Registration Expenses.  In connection with any registration
               ---------------------
statement required to be filed hereunder, the Company shall pay the following registration expenses (the "Registration Expenses"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws, (iii) word processing, duplicating and printing expenses, (iv) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) transfer agents', trustees', depositories', registrars' and fiscal agents' fees, (vi) the fees and expenses incurred in connection with the listing of the Registrable Securities on the Nasdaq National Market or any other trading medium or exchange on which the Common Stock is then listed or traded, (vii) all fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company, and (viii) the fees and expenses of any special experts retained by the Company in connection with such registration.

          5.   Indemnification; Contribution.  (a) Indemnification by the
               -----------------------------       ----------------------
Company.  The Company agrees to indemnify and hold harmless each Holder, each
-------
Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the officers, directors, agents, general and limited partners, and employees of each Holder and each such controlling person from and against any and all losses, claims, damages, liabilities, and reasonable expenses (including reasonable costs of investigation) directly or indirectly arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or reasonable expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished to the Company by such Holder or on such Holder's behalf expressly for use therein; and the Company will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by them in connection with enforcing their rights hereunder, provided, however, that with respect to any untrue statement
                  --------  -------
or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the Persons asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that (i)(A) it was the responsibility of such Holder to provide such person with a current copy of the prospectus, (B) such Holder was provided with a current copy of the prospectus prior to the written confirmation of sale and (C) such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense or (ii) the Holder provided a prospectus to any Person in violation of the last paragraph of Section 3 hereof.

          (b) Indemnification by Holder of Registrable Securities.  Each Holder
              ---------------------------------------------------
agrees to indemnify and hold harmless the Company, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, agents and employees of the Company and each such controlling Person to the same extent as the foregoing indemnity from the Company to such Holder, but only with respect to written information furnished by such Holder or on such Holder's behalf for use in any registration statement or prospectus relating to the Registrable Securities. The liability of any Holder under this Section 5(b) shall be limited to the net amount of proceeds received by such Holder pursuant to the sale of Registrable Securities covered by such registration statement or prospectus.

          (c) Conduct of Indemnification Proceedings.  If any action or
              --------------------------------------
proceeding (including any governmental investigation) shall be brought or asserted against any Person entitled to indemnification under Section 5(a) or 5(b) above (an "Indemnified Party") in respect of which indemnity may be sought from any party who has agreed to provide such indemnification under Section 5(a) or 5(b) above (an "Indemnifying Party"), the Indemnified Party shall give prompt notice to the Indemnifying Party, provided that the failure of any Indemnified
                                  --------
Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5, except to the extent that such Indemnifying Party is materially prejudiced by such failure to give notice. The Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable expenses of such defense. Such Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the Indemnifying Party fails promptly to assume the defense of such action or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and Indemnifying Party (or an affiliate of the Indemnifying Party), and such Indemnified Party shall have been advised by counsel that there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party). Notwithstanding the foregoing, the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable at any time for the fees and expenses of more than one separate firm of attorneys (together in each case with appropriate local counsel). The

Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent (which consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance satisfactory to the Indemnified Party, from all liability in respect of such action or proceeding for which such Indemnified Party would be entitled to indemnification hereunder.

          (d) Contribution.  If the indemnification provided for in this Section
              ------------
5 is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or judgment referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and judgments as between the Company on the one hand and each Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Holder in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by the Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with the investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute any amount in excess of the amount by which the total price of which the Registrable Securities of such Holder were offered to the public exceeds the amount of any damages which Holder has otherwise been required to pay by reason of such untrue or alleged untrue statements or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.